Exhibit 99.1

RM ADVISER, LLC

REALTYMOGUL®

Apartment Growth REIT

1H 2026



RealtyMogul Apartment Growth **REIT**

RealtyMogul Apartment Growth REIT is a non-traded REIT, investing both preferred and joint venture equity in value-add multifamily apartment buildings and industrial assets.	KEY OBJECTIVES* To realize capital appreciation in the value of our investments over the long term; and To pay attractive and stable cash distributions.

RM ADVISER, LLC

* There is no guarantee that the Company will achieve its objectives.

The use of the terms "RealtyMogul Apartment Growth REIT," the "Company," "we," or "our" in this presentation refers to RealtyMogul Apartment Growth REIT, Inc., unless the context indicates otherwise.

RealtyMogul Apartment Growth **REIT**

NUMBER OF REAL ESTATE INVESTMENTS[1]	TOTAL SQUARE FOOTAGE	TOTAL ASSET VALUE[2]
9	1,748,999	$262M

DISTRIBUTION FREQUENCY[3]	TAX REPORTING FORM
QUARTERLY	1099-DIV

*All data as of March 31, 2026 unless otherwise specified and not inclusive of the sale of Ridgeline View Townhomes which occurred on August 20, 2026.
1 Based on the current outstanding investments as of July 31, 2026.
2 Aggregate value of all underlying properties in RealtyMogul Apartment Growth REIT, Inc. based on the most recent internal valuations as of the end of the fiscal quarter upon which our most recently announced net asset value ("NAV") per share is based pursuant to our valuation policies; provided, however, the value of properties underlying investments acquired since the effective date of the most recently announced NAV per share is based on the most recent purchase price of such properties. As with any methodology used to estimate value, the methodology employed by our affiliates' internal accountants or asset managers is based upon a number of estimates and assumptions about future events that may not be accurate or complete. For more information, see the "Description of Our Common Stock – Valuation Policies" section of our offering circular.
3 Distributions have been paid in part from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. There is no guarantee that stockholders will receive distributions in the future, and the board of directors may declare lower distributions or no distributions at all for any given period.

Portfolio Statistics[4]

PROPERTY TYPES


MULTIFAMILY
73%
INDUSTRIAL
27%

GEOGRAPHIC REGIONS


MIDWEST
34%
SOUTH
39%
WEST
13%
EAST
14%

RM ADVISER, LLC

4 Based on the then-current outstanding real estate investment amounts as of July 31, 2026.

Views From Management

As we close out the first half of 2026, we want to share our view of the current portfolio, recent developments, and our approach for the period ahead.

Portfolio Profile and Performance

Over the past several years, net asset value ("NAV") has declined to $6.85 per share. We recognize that this decline has been disappointing for investors. Although the challenging macroeconomic conditions and weakness in the multifamily real estate sector have affected the broader market, we understand that investors ultimately evaluate us based on portfolio performance and capital preservation. Accordingly, our current priorities are protecting the value of the remaining assets, maintaining appropriate liquidity, and positioning the REIT to benefit from changing market conditions.

As mentioned in prior communications, the decline in NAV primarily reflects the performance of our real estate investments amid persistent macroeconomic and sector-specific challenges.

In response, we have and continue to be focused on asset management and capital preservation. We worked through challenges at several assets, including:

Views From Management (cont.)

- Brooklyn Portfolio: Sold our interest in the portfolio which resulted in a partial return of equity; and
- Sherwood Oaks: Sold through a deed-in-lieu of foreclosure and resulted in no equity returned to the REIT.

Although these developments have generally reduced NAV, they have also sharpened our focus on capital preservation, balance sheet management, and disciplined portfolio repositioning.

Consistent with our 2026 mandate we recently sold Ridgeline View Townhomes, effective as of August 20, 2026, and are in the process of selling Brookside Apartments. After evaluating the potential local and state legislative changes, risk profiles, and outlook relative to other opportunities that may be available to the REIT, we concluded that continuing to hold these assets was not expected to produce an attractive risk-adjusted return on a relative basis. As a result, we determined that selling these assets was the best option available to the REIT, enabling us to exit assets where we believe the market headwinds and future asset level performance create uncertainty and risk regarding future property valuations, and redeploy proceeds into opportunities better aligned with our long-term strategy and return objectives.

Views From Management
(cont.)

2026 Developments

Our strategy entering 2026 has been to stabilize the REIT and position it for long-term performance. This includes selectively selling assets whose expected long-term returns no longer justify the risks and opportunity costs of continued ownership, actively managing portfolio-level cash, and, over time, pursuing acquisition targets with greater relative risk-adjusted returns and which better align with our income and appreciation objectives.

Management regularly evaluates current and projected liquidity, and the reconstituted board has brought additional perspective to that analysis. Certain assets have required additional capital, while share repurchase requests have exceeded the annual limits under the share repurchase program and consequently have been fulfilled on a pro rata basis. In light of these competing demands on portfolio-level cash, management recommended, and the board approved, the suspension of the share repurchase program to support the REIT's stabilization strategy and preserve liquidity.

Views From Management
(cont.)

The persistent macroeconomic challenges straining portfolio-level cash and causing increased volatility of property-level cash-flow have also impacted the REIT's distributions. In response to these challenges, beginning in Q4 2025, the Board elected to pause distributions to preserve liquidity and financial flexibility. The Board intends to consider potential distributions on a quarterly basis, focusing their evaluation on the REIT's overall financial position, capital needs, liquidity, portfolio strategy, and the market environment. We recognize this is a difficult development for investors, but we believe it is the more prudent approach in the current environment.

The suspension of the share repurchase program and the pausing of distributions are intended to preserve liquidity, provide greater control over capital allocation, and protect the long-term interests of all stockholders.

Views From Management

(cont.)

The Period Ahead

We understand that the changes implemented during the first half of 2026 have been challenging. Stabilizing the REIT remains our primary focus. Although we remain optimistic about the portfolio's long-term position, market conditions and other meaningful factors outside our control may continue to affect performance.

Thank you for your continued partnership, patience, and confidence in Apartment Growth REIT.



9

Real Estate Investments

UNDERLYING REAL ESTATE
SPREAD ACROSS EIGHT STATES

RM ADVISER, LLC

Investment History[5]

MARKET TIERS


PRIMARY
31%
SECONDARY
35%
TERTIARY
34%

GEOGRAPHIC REGIONS


MIDWEST
21%
SOUTH
43%
EAST
17%
SOUTHEAST
12%
WEST
7%

Since inception in August 2017, Apartment Growth REIT has made 19 real estate investments totaling over $62 million. To date, 10 of those investments have gone full cycle, totaling over $17 million in principal investment value returned.

5 Based on all historical real estate investments acquired by RealtyMogul Apartment Growth REIT from inception on August 23, 2017 through July 31, 2026.



Distributions

DISTRIBUTIONS IN 2025

100% of our Distribution were classified as non-dividend distributions, also known as return of capital, which distributions are non-taxable in certain instances.[6,7] The classification of our distributions as non-dividend distributions is due in part to depreciation and amortization from our real estate investments.[6,7]

6 Distributions have been paid in part from sources other than cash flow from operations, including net proceeds from our offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. There is no guarantee that stockholders will receive distributions in the future, no guarantee that any such distributions will be classified as a return of capital, and the board of directors may declare lower distributions or no distributions at all for any given period. Each stockholder's tax considerations are different and consulting a tax advisor is recommended. Any of the data provided herein should not be construed as investment, tax, accounting or legal advice.

7 Non-dividend distributions are generally non-taxable to the extent that they do not exceed a stockholder's tax basis. Non-dividend distributions reduce a stockholder's tax basis in the year the distribution is received, and generally allows a stockholder to defer tax on the amount of the non-dividend distribution that does not exceed the stockholder's tax basis until the stockholder sells shares of its common stock in the Company. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for dividend distributions. Non dividend distributions that are tax deferred may permit a stockholder to characterize what would have been ordinary income dividend distributions as non-taxable return of capital. To the extent that the stockholder holds their common shares as a capital asset, the deferred tax may be taxed at capital gains rates when the stockholder sells its shares of common stock in the Company. Stockholders should be aware that a REIT's return on capital percentage may vary significantly in a given year and, as a result, the impact of the tax law and any related advantages may vary significantly from year to year.

Occupancy

AVERAGE QUARTERLY

Occupancy Rates

Average quarterly occupancy rate calculation based only on JV Equity investments and excludes preferred equity investments.

25Q2	90.8%
25Q3	93.3%
25Q4	92.9%
26Q1	93.1%

Current Renovation Projects

26Q1

PROPERTY	UNITS RENOVATED	TOTAL UNITS TO BE RENOVATED	PERCENT COMPLETE	AVERAGE INCREASE (LEASED UNITS)	RENT INCREASE OVER PRIOR RENTS
NINETY-NINE44	53	260	20.4%	$169/MONTH	19.2%
THE ORION	145	200	72.5%	$338/MONTH	28.3%
BROOKSIDE	23	31	74.2%	$241/MONTH	20.2%
HUNTERS RIDGE	102	132	77.3%	$363/MONTH	23.2%
ROSE HILL TOWNHOMES & VILLAS	68	132	51.5%	$230/MONTH	17.6%
TOTAL / WEIGHTED AVERAGE	391	755	51.8%	$297/MONTH	23.4%







Investment Activity

CURRENT PORTFOLIO OVERVIEW[8]

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	NUMBER OF UNITS	INVESTMENT AMOUNT
NINETY-NINE44 APARTMENTS	DALLAS, TX	9/9/20	MULTIFAMILY	JV EQUITY	260	$4,000,000
THE ORION	ORION TOWNSHIP, MI	3/23/21	MULTIFAMILY	JV EQUITY	200	$5,000,000
RESTORATION ON CANDLEWOOD[9]	OKLAHOMA CITY, OK	3/21/23	MULTIFAMILY	JV EQUITY	328	$1,108,252
RIDGELINE VIEW TOWNHOMES[10]	VANCOUVER, WA	5/19/23	MULTIFAMILY	JV EQUITY	50	$4,462,500
BROOKSIDE APARTMENTS[11]	RALEIGH, NC	6/30/23	MULTIFAMILY	JV EQUITY	68	$3,310,417
HUNTERS RIDGE	EAST LANSING, MI	12/7/23	MULTIFAMILY	JV EQUITY	170	$5,500,000
ROSE HILL TOWNHOMES & VILLAS	REYNOLDSBURG, OH	9/26/24	MULTIFAMILY	JV EQUITY	132	$1,000,000
FEDEX GROUND KY	LOUISVILLE, KY	9/17/25	INDUSTRIAL	JV EQUITY	N/A	$4,500,000
FEDEX GROUND TN	CHATTANOOGA, TN	9/17/25	INDUSTRIAL	JV EQUITY	N/A	$4,500,000
TOTAL					1,208	$33,381,169

8 All data as of July 31, 2026 unless otherwise specified and not inclusive of the sale of Ridgeline View Townhomes which occurred on August 20, 2026.
9 On June 28, 2024 the Preferred Equity position was partially paid down from $5,250,000 to $1,108,252. As of that date the investment type is considered Joint Venture Equity.
10 On April 22, 2026, we made a member loan to the joint venture equity in the amount of $462,500. The member loan described above has priority over distributions to Ridgeline View Investors and must be paid in full, including accrued interest, before any distributions to holders of common equity.
11 On November 6, 2025 and May 18, 2026, we made member loans to the joint venture equity in the amounts of $245,000 and $65,417, respectively. The member loans described above have priority over distributions to Brookside Investors and must be paid in full, including accrued interest, before any distributions to holders of common equity.

Investment Activity

HISTORICAL INVESTMENTS

ASSET	LOCATION	ACQUISITION DATE	PROPERTY TYPE	INVESTMENT TYPE	INVESTMENT AMOUNT	DATE SOLD
ASHLAND APARTMENTS	CHICAGO, IL	6/22/18	MULTIFAMILY	PREFERRED EQUITY	$1,440,000	6/6/19
TERRACE HILL APARTMENTS	EL PASO, TX	5/31/19	MULTIFAMILY	JV EQUITY	$3,385,320	11/1/21
VILLAS DE TOSCANA	SAN ANTONIO, TX	1/31/18	MULTIFAMILY	JV EQUITY	$1,000,000	12/20/21
THE CLOVER ON PARK LANE	DALLAS, TX	8/31/17	MULTIFAMILY	JV EQUITY	$4,000,000	1/7/22
AVON PLACE APARTMENTS	AVON, CT	11/1/18	MULTIFAMILY	JV EQUITY	$3,000,000	9/30/22
VILLAS DE SONOMA	FORT WORTH, TX	2/28/18	MULTIFAMILY	JV EQUITY	$1,872,078	10/25/22
VILLAS DEL SOL I & II	PLANO, TX	1/9/18	MULTIFAMILY	JV EQUITY	$1,000,000	12/22/23
LOTUS VILLAGE	AUSTIN, TX	6/25/21	MULTIFAMILY	MEMBER LOAN / JV EQUITY	$4,212,934	5/27/25
SHERWOOD OAKS	RIVERVIEW, FL	11/30/21	MULTIFAMILY	MEMBER LOAN / JV EQUITY	$6,320,000	3/26/26
BROOKLYN PORTFOLIO	BROOKLYN, NY	11/30/17	MULTIFAMILY	JV EQUITY	$3,000,000	7/24/26
TOTAL					$29,230,332	


2072

Investment Updates

NINETY-NINE44 APARTMENTS



LOCATION:
DALLAS, TX

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$4,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/9/2020

BUSINESS PLAN:
Acquire and renovate a garden-style apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 82%. As of March 2026, the real estate company renovated 53 units. Of those 53 units, 51 have been leased and have achieved an average premium of $169/month, or 19% over prior rents. The real estate company has completed exterior capex work, including landscaping, parking lot repairs, parking lot restriping, trip hazard repairs, laundry room improvements, carport replacement, and fitness center improvements.

THE ORION



LOCATION:
ORION TOWNSHIP, MI

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$5,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
3/23/2021

BUSINESS PLAN:
Acquire and renovate a garden-style apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 93%. As of March 2026, 145 of the 200 units have been renovated since acquisition. Of those 145 units, 144 have been leased and have achieved an average premium of $338/ month, or 28% over prior rents. The real estate company has completed exterior improvements, including the clubhouse remodel, BBQ area, sport court, new exterior paint, new signage, new dog park, parking lot projects, new pool furniture, and irrigation system work.

Investment Updates

RESTORATION ON CANDLEWOOD



LOCATION:
OKLAHOMA CITY, OK

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$1,108,252

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
3/21/2023

BUSINESS PLAN:
The borrower used the proceeds of the investment to acquire and lease-up a garden-style apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 54% and is leased at 71% as of June 2026. The real estate company is performing regular unit turns as the prior owner previously renovated all unit interiors.

RIDGELINE VIEW TOWNHOMES



LOCATION:
VANCOUVER, WA

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$4,462,500

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
5/19/2023

BUSINESS PLAN:
Acquire a 2022-built, Class A townhome community and grow revenues by reducing concessions associated with initial lease-up.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 96%. The real estate company is in the process of adding technology packages to the units as part of the business plan to increase rental rates. As of March 2026, 41 units have been renovated out of the 50 scheduled. The sale of Ridgeline View Townhomes was completed on August 20, 2026.

Investment Updates

BROOKSIDE APARTMENTS



LOCATION:
RALEIGH, NC

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$3,310,417

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
6/30/2023

BUSINESS PLAN:
Acquire and renovate a low-rise apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 88%. As of March 2026, 23 of the 31 units have been renovated since acquisition. Of those 23 units, 22 have been leased and have achieved an average premium of $241/month, or 20% over prior rents. Additionally, the real estate company has completed capex work, i ncluding dog park additions, plumbing replacements, siding repairs, exterior paint, picnic and grilling area additions, parking lot repairs, and fitness center additions. The real estate company has listed this asset for sale and is actively going through the sale process.

HUNTERS RIDGE APARTMENTS



LOCATION:
EAST LANSING, MI

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$5,500,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
12/7/2023

BUSINESS PLAN:
Acquire and renovate a garden-style apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 95%. As of March 2026, 102 of the 132 units have been renovated since acquisition. Of those 102 units, all have been leased and have achieved an average premium of $363/ month, or 23% over prior rents. The real estate company has completed signage and playground space upgrades at the property. Additionally, the real estate company is in the process of completing capex work at the property, including fitness center upgrades and roof repairs.

Investment Updates

ROSE HILL TOWNHOMES & VILLAS



LOCATION:
REYNOLDSBURG, OH

PROPERTY TYPE:
MULTIFAMILY

INVESTMENT AMOUNT:
$1,000,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/26/2024

BUSINESS PLAN:
Acquire and renovate a garden-style apartment community.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 89%. As of March 2026, 68 of the 132 units have been renovated since acquisition. Of those 68 units, 63 have been leased and have achieved an average premium of $230/month, or 17% over prior rents. The real estate company has completed clubhouse upgrades, fitness center upgrades, pool renovations, landscaping, exterior capex, new signage, and added a dog park. Additionally, the real estate company is in the process of completing capex work at the property, including HVAC replacements and other miscellaneous exterior upgrades.

FEDEX GROUND KY



LOCATION:
LOUISVILLE, KY

PROPERTY TYPE:
INDUSTRIAL

INVESTMENT AMOUNT:
$4,500,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/17/2025

BUSINESS PLAN:
Acquire an industrial building that is triple-net leased to a credit tenant with a long-term lease.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 100% by a credit tenant, FedEx Ground through September 2030. As of March 2026, the tenant is current on its rent.

Investment Updates

FEDEX GROUND TN



LOCATION:
CHATTANOOGA, TN

PROPERTY TYPE:
INDUSTRIAL

INVESTMENT AMOUNT:
$4,500,000

INVESTMENT TYPE:
JOINT VENTURE EQUITY

ACQUISITION DATE:
9/17/2025

BUSINESS PLAN:
Acquire an industrial building that is triple-net leased to a credit tenant with a long-term lease.

ASSET MANAGEMENT UPDATE:
Property occupancy ended Q1 at 100% by a credit tenant, FedEx Ground through January 2032. As of March 2026, the tenant is current on its rent.

Net Asset Value (NAV)

The NAV per share calculation reflects the total value of our assets minus the total value of our liabilities, divided by the number of shares outstanding.

As with any methodology used to estimate value, the methodology employed calculating our NAV per share is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimated could derive a different NAV per share, which could be significantly different from our calculated NAV per share. Our NAV will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a stockholder would obtain if he, she, or it tried to sell his, her, or its shares, or (iii) the amount per share stockholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

*Our offering price per share equals our most recently announced NAV per share and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). On June 1, 2026, we announced that our NAV per share is $6.85, as of March 31, 2026. Accordingly, effective June 1, 2026, the offering price per share is $6.85. The price per share pursuant to our distribution reinvestment plan will equal our most recently announced NAV per share and any repurchases of shares made pursuant to our share repurchase program will be made at the most recent NAV per share (less any applicable discounts, as set forth in our offering circular).

Price Per Share
(As of (6/1/26)*
$6.85

NAV Per Share
(As of 3/31/26)
$6.85

Summary of Risks

Investing in RealtyMogul's Apartment Growth REIT's common stock is speculative and involves substantial risks. The "Risk Factors" section of the offering circular contains a detailed discussion of risks that should be considered before you invest.

These risks include, but are not limited to illiquidity, complete loss of capital, limited operating history, conflicts of interest and blind pool risk. RealtyMogul Apartment Growth REIT's multifamily investments can be subject to specific risks including changes in demographic or real estate market conditions, resident defaults, and competition from other multifamily properties.

The annualized distribution rate is not a guarantee or projection of future distributions, and the board of directors may in the future declare lower distributions or no distributions at all for any given period. While the board of directors is under no obligation to do so, the annualized distribution rate assumes that the board of directors will declare quarterly distributions in the future similar to the distribution disclosed herein.

RM Adviser, LLC, a wholly owned subsidiary of RM Investor, LLC is an SEC-registered investment adviser providing investment management services to the Apartment Growth REIT. This is not an offer to sell or the solicitation of an offer to buy any security, which only can be made through official offering documents that contain important information about risks, fees and expenses. Past performance is not indicative of future results. Investment information contained herein has been secured from sources RM Investor, LLC believes are reliable, but we make no representations or warranties as to the accuracy of such information and accept no liability. We suggest that you consult with a financial advisor, attorney, accountant, and any other professional that can help you to understand and assess the risks associated with any investment opportunity.

This report is for informational and educational purposes only and is not intended to be relied on to make any investment decisions. This report expresses the views of the author as of the date of writing and are subject to change due to market conditions and without notice.

Certain information contained herein constitutes forward-looking statements (including projections, targets, hypotheticals, ratios, estimates, returns, performance, opinions, activity and other events contained or referenced herein), which can be identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or other variations (or the negatives thereof) thereof, including, but not limited to, statements relating to expected rates of return provided to investors; changes in economic conditions generally and the real estate market specifically; and changes in business conditions and the market value of our assets. Due to various risks, assumptions, uncertainties and actual events, including those discussed herein and in the respective analyses, actual results, returns or performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, you should not rely on such forward-looking statements in making any investment decisions.

Risk Factors

Investing in the Company's common stock is speculative and involves substantial risks. The Company cannot assure you that it will attain its objectives or that the value of its assets will not decrease. Therefore, you should purchase these securities only if you can afford a complete loss of your investment.

You should carefully review the "Risk Factors" section of the Offering Circular which contains a detailed discussion of the material risks that you should consider before you invest in the common stock, a summary of which is provided below

Risk Factors:

- We depend on our Manager to select our investments and conduct our operations. We pay fees and expenses to our Manager and its affiliates that were determined as between related parties, and therefore we do not have the benefit of arm's length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss. In addition, we can offer no assurance that our Manager will remain our investment manager.

- Some of the investment in which we will invest will be acquired by our affiliates who, in their acquisition capacity, may be referred to as an RM Originator in the Offering Circular.

- We have limited operating history, and there is no assurance that we will achieve our investment objectives.

- This is a "blind pool" offering because, as of the date of this offering circular, we have not identified all of the investments we will make with the net proceeds of this offering. Depending on our progress in funding investments at the time of your purchase, you may not be able to evaluate the economic merit of all of our investments. You will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities.

- Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully sell shares of our common stock on the Realty Mogul Platform, which makes an investment in us more speculative.

- There are conflicts of interest between us, our Manager and its affiliates.

- Our Manager's executive officers, and key real estate professionals are also officers, directors, managers and/or key professionals of RM Investor, LLC and its affiliates. As a result, they will face conflicts of interest, including time constraints and other conflicts created by our Manager's compensation arrangements with us and other affiliates of RM Investor, LLC.

Risk Factors

- Our Sponsor and Manager sponsors and advises, respectively, RealtyMogul Income REIT, LLC, a real estate program substantially similar to us, and they sponsor and advise additional companies that may compete with us, and neither our Sponsor nor our Manager has an exclusive management arrangement with us.
- By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.
- This offering is being made pursuant to Regulation A ("Regulation A") of the Securities Act of 1933, as amended (the "Securities Act").
- If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.
- Our Manager may change our targeted investments and asset allocation without stockholder consent, which could result in investments that are different from, and possibly riskier than, those described in this offering circular.
- Although our goal is to fund the payment of distributions solely from cash flow from operations, we have paid, and may continue to pay, distributions from other sources, including net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. In any event, we intend to make annual distributions as required to comply with real estate investment trust ("REIT") distribution requirements and avoid U.S. federal income and excise taxes on retained income. We have not established a minimum distribution payment level. The amount of our distributions may fluctuate and may be adversely affected by a number of factors, including the risk factors in this offering circular.
- The internal accountants or asset managers of our Manager or its affiliates will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

Risk Factors

- Our charter does not require the board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require the board of directors to list our shares for trading by a specified date. No public market currently exists for our shares of common stock. Unless our shares of common stock are listed on a national securities exchange, you may not have the opportunity to sell your shares. If you are able to sell your shares, you may have to sell them at a substantial loss. We do not currently intend to list our shares of common stock on a national securities exchange, and no market for our shares of common stock may develop.

- If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level federal income tax and, as a result, our cash available for distribution to our stockholders and the value of our shares could materially decrease.

- We may be subject to legislative or regulatory changes which may have an adverse impact on our business or our assets (including changes to the laws and regulations governing the taxation of REITS and SEC guidance related to Regulation A promulgated under the Securities Act or the Jumpstart Our Business Startups Act of 2012), including changes affecting the manner in which we offer and sell our securities or operate our business.

- We will attempt to manage our portfolio so that we are not required to register as an investment company, such as a mutual fund. This may result in us not making potentially profitable investments, or in us disposing of investments at times that we otherwise would prefer to hold those investments.

- Our direct investments in commercial real estate and other select real estate-related assets will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with debt and real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile. Our investment strategy involves leverage. These investments may not be suitable for investors with lower risk tolerances.

- Our Manager, its principals and/or its other affiliates may continue to sponsor and offer other real estate investment opportunities, including additional blind pool equity offerings similar to this offering, on the Realty Mogul Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business.

Risk Factors

- The terms of the management agreement (including our Manager's rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm's length.
- The board of directors may, without stockholder consent unless otherwise required by law, determine that we should engage in a roll-up or other similar transaction where we acquire other entities, including entities affiliated with the board of directors. Similarly, the board of directors may, without stockholder consent unless otherwise required by law, determine that we should list our shares on a national securities exchange.
- Affiliates of our Sponsor and our Manager are engaged in selling investment opportunities to individuals and institutions outside of the Company, some of which may compete with the Company. There may be a conflict of interest in this arrangement because, among other things, the economic return to the entities or their respective personnel may be greater in selling opportunities to these competitive interests rather than to the Company.
- The compensation arrangements for our Manager, its affiliates and the personnel of our Managers and its affiliates may provide them an incentive to increase leverage in the Company or its investments, which may increase risk and volatility in the Company's performance.

Previous Quarterly Reports

If you are looking for previously shared Apartment Growth REIT Quarterly Reports, you may find them here:

1. **YE 2025 Apartment Growth REIT Quarterly Report**
2. **Q2 2025 Apartment Growth REIT Quarterly Report**
3. **Q1 2025 Apartment Growth REIT Quarterly Report**
4. **Q4 2024 Apartment Growth REIT Quarterly Report**